Exhibit 99.1

LogMeIn Reports 31 Percent Year-Over-Year Revenue Growth in the

First Quarter, Raises 2014 Revenue Guidance by $10 Million

Announces Q1 Revenue of $49 Million; Total Deferred Revenue of $105 Million;

Increases FY’14 Revenue Guidance to $209-$212 Million

Boston, April 29, 2014 – LogMeIn, Inc. (NASDAQ: LOGM) today announced its results for the first quarter 2014. Total revenue increased 31 percent to $49.0 million from $37.4 million reported in the first quarter of 2013.

Adjusted EBITDA for the first quarter of 2014 was $9.9 million, or 20 percent of revenue, as compared to $6.9 million, or 18 percent of revenue in the first quarter of 2013.

Non-GAAP net income for the first quarter of 2014 was $5.5 million, or $0.22 per diluted share. Non-GAAP net income excludes $5.4 million in stock compensation expense, $63,000 in patent litigation related expense and $1.1 million in acquisition related costs and amortization. This compares to non-GAAP net income of $3.1 million, or $0.12 per diluted share, reported in the first quarter of 2013.

GAAP net income for the first quarter of 2014 was $1.0 million, or $0.04 per diluted share, as compared to GAAP net loss of $5.8 million, or $0.24 per diluted share, reported in the first quarter of 2013.

Non-GAAP cash flow from operations for the first quarter of 2014 was $24.7 million, or 50 percent of revenue. The Company closed the quarter with cash, cash equivalents and short-term investments of $204.0 million. During the quarter, the Company spent $4.9 million to repurchase approximately 150,000 shares under its share repurchase program. Additionally, the Company reported total deferred revenue of $104.6 million, an increase of 41 percent from the $74.1 million reported in the first quarter of 2013.

A reconciliation of the comparable GAAP financial measures to non-GAAP measures used above is included in the attached tables.

“We had a tremendous first quarter with sales growth that allowed us to deliver record revenue, exceeding the high-end of our guidance,” said Michael Simon, CEO of LogMeIn.

“We made significant progress on our three key growth drivers – join.me, SMB IT, and our IoT efforts around Xively – during the first quarter. In addition, a decision to transition our remote access service to a premium-only offering helped deliver results in both new subscribers and new sales that exceeded our expectations.”

As a result, we are now forecasting 26 to 27 percent revenue growth in 2014,” concluded Simon.

Business Outlook

Based on information available as of April 29, 2014, LogMeIn is issuing guidance for the second quarter 2014 and fiscal year 2014.

Second Quarter 2014: The Company expects second quarter revenue to be in the range of $52.2 million to $52.7 million.

Adjusted EBITDA is expected to be in the range of $10.4 million to $10.9 million, representing an adjusted EBITDA margin of 20 to 21 percent.

Non-GAAP net income is expected to be in the range of $5.7 million to $6.0 million, or $0.23 to $0.24 per diluted share. Non-GAAP net income excludes an estimated $6.3 million of stock compensation expense, $300,000 in patent litigation related expense, and $2.0 million in acquisition related costs and amortization.

Non-GAAP net income for the second quarter assumes an effective tax rate of approximately 34 percent. Non-GAAP net income per diluted share for the second quarter of 2014 is based on an estimated 25.0 million fully-diluted weighted average shares outstanding.

Including stock compensation expense, patent litigation related expense, and acquisition related costs and amortization, we expect to report GAAP net income in the range of $100,000 to $300,000, or $0.00 to $0.01 per share.

The GAAP net income for the second quarter assumes an effective tax rate of approximately 40 percent. GAAP net income per share for the second quarter of 2014 is based on an estimated 25.0 million weighted average shares outstanding.

Fiscal year 2014: The Company expects full year 2014 revenue to be in the range of $209.0 million to $212.0 million.

Adjusted EBITDA is expected to be in the range of $44.0 million to $47.0 million, representing an adjusted EBITDA margin of 21 to 22 percent.

Non-GAAP net income is expected to be in the range of $24.0 million to $26.0 million, or $0.96 to $1.04 per diluted share. Non-GAAP net income excludes an estimated $24.8 million in stock compensation expense, $1.0 million in patent litigation related expense, and $6.4 million in acquisition related costs and amortization.

Non-GAAP net income for the full fiscal year 2014 assumes an effective tax rate of approximately 34 percent. Non-GAAP net income per diluted share for 2014 is based on an estimated 25.0 million fully-diluted weighted average shares outstanding.

Including stock compensation expense, patent litigation related expense, and acquisition related costs and amortization, we expect to report GAAP net income in the range of $2.5 million to $4.3 million, or $0.10 to $0.17 per share.

The GAAP net income for the full year assumes an effective tax rate of 40 percent. GAAP net income per share for 2014 is based on an estimated 25.0 million weighted average shares outstanding.

Conference Call Information for Today, Tuesday, April 29, 2014

The Company will host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time today. To access the conference call, dial 888-549-7750 (for the U.S. and Canada) or 480-629-9722 (for international callers). A live webcast will be available on the Investor Relations section of the Company’s corporate website at www.LogMeIn.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 7:00 p.m. Eastern Time on April 29, 2014 until 11:59 p.m. Eastern Time on May 6, 2014, by dialing 800-406-7325 (for the U.S. and Canada) or 303-590-3030 (for international callers) and entering passcode 4678778#.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP cash flow from operations.

Adjusted EBITDA is GAAP net (loss) income excluding benefit from (provision for) income taxes, interest income, net, other expense, depreciation and amortization, acquisition related costs, stock compensation expense, and patent litigation related expense. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenue. Non-GAAP operating income excludes acquisition related costs and amortization, stock compensation expense, and patent litigation related expense. Non-GAAP provision for income taxes excludes the tax impact of acquisition related costs and amortization, stock compensation expense, and patent litigation related expense. Non-GAAP net income and non-GAAP net income per diluted share exclude acquisition related costs and amortization, stock compensation expense, and patent litigation related expense. Non-GAAP cash flow from operations excludes payments and receipts related to patent litigation related costs and acquisition related payments.

The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors. The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.

About LogMeIn, Inc.

LogMeIn (Nasdaq:LOGM) transforms the way people work and live through secure connections to the computers, devices, data, and people that make up their digital world. The Company’s cloud services free millions of people to work from anywhere, empower IT professionals to securely embrace the modern cloud-centric workplace, give companies new ways to reach and support today’s connected customer, and help businesses bring the next generation of connected products to market.

LogMeIn is headquartered in Boston’s Innovation District with offices in Australia, Hungary, India, Ireland, and the UK.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the popularity, value and effectiveness of the Company’s products and services, the progress or success of the Company’s new and existing products and services, and the Company’s financial guidance for fiscal year 2014 and the second quarter of 2014. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, dependence on the remote support and software market, customer adoption of the Company’s solutions, the Company’s ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, intellectual property litigation, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the Company’s ability to develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, the result of any pending litigation, and other risks detailed in the Company’s other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

LogMeIn, LogMeIn Central, LogMeIn Pro, LogMeIn Rescue, join.me, Cubby, AppGuru, Xively and BoldChat are trademarks or registered trademarks of LogMeIn in the US and other countries around the world.

Contact Information:

Investors

Rob Bradley

LogMeIn, Inc.

781-897-1301

rbradley@LogMeIn.com

Press

Craig VerColen

LogMeIn, Inc.

781-897-0696

Press@LogMeIn.com

LogMeIn, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)

	December 31, 2013	March 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$89,257	$103,736
Marketable securities	100,299	100,255
Accounts receivable, net	12,957	11,681
Prepaid expenses and other current assets	6,531	7,446
Deferred income taxes	3,053	3,054

Total current assets	212,097	226,172
Property and equipment, net	13,198	13,319
Restricted cash	3,902	3,904
Intangibles, net	16,886	18,136
Goodwill	18,712	24,315
Other assets	5,348	5,302
Deferred income taxes	9,470	9,218

Total assets	$279,613	$300,366

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$6,390	$5,086
Accrued liabilities	20,110	16,143
Deferred revenue, current portion	82,496	102,567

Total current liabilities	108,996	123,796
Deferred revenue, net of current portion	2,667	1,991
Other long-term liabilities	611	948

Total liabilities	112,274	126,735

Commitments and contingencies
Preferred stock	—	—
Equity:
Common stock	254	258
Additional paid-in capital	200,235	210,542
Accumulated deficit	(1,439)	(435)
Accumulated other comprehensive loss	(1,186)	(1,300)
Treasury stock	(30,525)	(35,434)

Total equity	167,339	173,631

Total liabilities and equity	$279,613	$300,366

LogMeIn, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2013	2014
Revenue	$37,437	$49,020
Cost of revenue	4,409	6,120

Gross profit	33,028	42,900

Operating expenses
Research and development	7,391	6,712
Sales and marketing	20,568	27,710
General and administrative	11,520	6,677
Amortization of intangibles	179	203

Total operating expenses	39,658	41,302

(Loss) income from operations	(6,630)	1,598

Interest income, net	165	111
Other income (expense)	652	(28)

(Loss) income before income taxes	(5,813)	1,681
Benefit from (provision for) income taxes	6	(677)

Net (loss) income	$(5,807)	$1,004

Net (loss) income per share:
basic	$(0.24)	$0.04
diluted	$(0.24)	$0.04
Weighted average shares outstanding:
basic	24,704,343	24,123,291
diluted	24,704,343	24,749,511

Calculation of Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Net Income per share (unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2013	2014
GAAP (Loss) income from operations	$(6,630)	$1,598

Add Back:
Stock-based compensation expense	5,165	5,438
Patent litigation related expenses	6,065	63
Acquisition related costs and amortization	1,070	1,140

Non-GAAP Operating income	5,670	8,239

Other income, net	817	83

Non-GAAP Income before provision for income taxes	6,487	8,322

Non-GAAP Provision for income taxes	(3,358)	(2,825)

Non-GAAP Net income	$3,129	$5,497

Non-GAAP Diluted net income per share:	$0.12	$0.22
Diluted weighted average shares outstanding used in computing per share amounts:	25,192,289	24,749,511

Calculation of Adjusted EBITDA (unaudited)

(In thousands)

	For the Three Months Ended March 31,
	2013	2014
GAAP Net (Loss) Income	$(5,807)	$1,004

Add Back:
Stock-based compensation expense	5,165	5,438
Patent litigation related expenses	6,065	63
Acquisition related costs	562	299
Interest income and other expense (income), net	(817)	(83)
Income tax (benefit) expense	(6)	677
Depreciation and amortization expense	1,704	2,472

Adjusted EBITDA	$6,866	$9,870

Stock-Based Compensation Expense

(In thousands)

	Three Months Ended March 31,
	2013	2014
Stock-based compensation expense:
Cost of revenue	$203	$235
Research and development	1,017	776
Sales and marketing	2,081	2,061
General and administrative	1,864	2,366

Total stock based-compensation	$5,165	$5,438

LogMeIn, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Three Months Ended March 31,
	2013	2014
Cash flows from operating activities
Net (loss) income	$(5,807)	$1,004
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	1,704	2,472
Amortization of premiums on investments	14	63
Provision for bad debts	28	34
Provision for deferred income taxes	56	265
Income tax benefit from the exercise of stock options	(25)	—
Stock-based compensation	5,165	5,438
Gain on disposal of equipment	(1)	(2)
Changes in assets and liabilities:
Accounts receivable	1,273	1,519
Prepaid expenses and other current assets	(2,853)	(916)
Other assets	(1,882)	90
Accounts payable	(1,129)	(1,008)
Accrued liabilities	5,347	(4,277)
Deferred revenue	4,413	19,358
Other long-term liabilities	(188)	333

Net cash provided by operating activities	6,115	24,373

Cash flows from investing activities
Purchases of marketable securities	(50,377)	(4,985)
Proceeds from sale or disposal of marketable securities	50,000	5,000
Purchases of property and equipment	(2,155)	(1,780)
Intangible asset additions	(542)	(506)
Cash paid for acquisition, net of cash acquired	—	(7,434)

Net cash used in investing activities	(3,074)	(9,705)

Cash flows from financing activities
Proceeds from issuance of common stock upon option exercises	74	5,773
Income tax benefit from the exercise of stock options	25	—
Common stock withheld to satisfy income tax withholdings for restricted stock unit vesting	(236)	(901)
Purchase of treasury stock	(8,980)	(4,909)

Net cash used in financing activities	(9,117)	(37)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(1,109)	(152)

Net (decrease) increase in cash and cash equivalents	(7,185)	14,479
Cash and cash equivalents, beginning of period	111,932	89,257

Cash and cash equivalents, end of period	$104,747	$103,736

Calculation of Non-GAAP Cash Flows from Operating Activities (unaudited)

(In thousands)

	Three Months Ended March 31,
	2013	2014
GAAP Cash flows from operating activities	$6,115	$24,373

Add Back:
Patent litigation related payments	(610)	297
Acquisition related payments	475	56

Cash flows from operating activities before patent litigation related payments and acquisition related payments	$5,980	$24,726